Exhibit 99.2

Following Addition of Former TASER(R) and Smith & Wesson Execs, Publicly-Traded Guardian 8 Holdings Moving Headquarters to Scottsdale

KANSAS CITY, KS -- (Marketwire) -- 01/10/12 -- Guardian 8 Holdings (OTCQB: GRDH) (PINKSHEETS: GRDH) announced today that it will be moving its headquarters from Kansas City to Scottsdale, Arizona effective February 1, 2012. GRDH, through its wholly owned subsidiary Guardian 8 Corporation, is developing a non-lethal protective device known as 'G8' for the professional security industry and other security-conscious markets. The move follows the recent appointment of new board members which includes Kathy Hanrahan, former President of TASER® International; Corey Lambrecht, former Executive VP of Smith & Wesson; and Jim Nolton, new Business Lead at Orbital Sciences. All currently live in Scottsdale.

GRDH CEO, Steve Cochennet, cited the availability of highly talented management and the strength of the investor market as key reasons for the move. "We began our search for key skills as well as supporting suppliers, and Scottsdale has its own center of gravity that serves the company rather well."

Scottsdale Mayor, Jim Lane, added, "We are very pleased to welcome Guardian 8 to the growing number of thought leading companies choosing Scottsdale. The people coming to Scottsdale with Guardian 8 are creative innovators who chose our city because of the talented people and positive business environment here. It is a great fit, and I am sure they will be another very successful Scottsdale company." Cochennet concluded by saying, "Our expectation is that the pool of investors in Arizona and the southwest will be paying particular attention to our work."

The G8 device, designed and to be sold by Guardian 8, is an award winning multi-functional pepper spray based platform which is enabled with Bluetooth® connectivity features, a camera and a microphone which help enhance incident reporting.

About Guardian 8 Holdings

Guardian 8 Holdings, through its wholly owned operating subsidiary Guardian 8 Corporation, is the developer and manufacturer of the G8 Personal Defense Device, a unique and innovative product which combines eight non-lethal technologies designed to prevent and protect an individual from aggressors and assailants, while notifying law enforcement or others of the situation. The small, easy to use hand-held unit integrates an alerting siren, LED strobe light, laser spotter, camera, microphone, emergency notification, and pepper spray. The company plans to market their personal defense solution to professional security organizations, as well as individuals and families. To learn more about the company and its device, visit www.Guardian8.com.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements."

Such statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Such statements involve risks and uncertainties, including but not limited to: any implied or perceived benefits resulting from the addition of Ms. Hanrahan, Mr. Lambrecht and Mr. Nolton as board members; benefits of the move to Scottsdale, Arizona; Guardian 8's and its subsidiaries business prospects; the ability of Guardian 8 to execute its business plan; benefits of the G8 device; any other effects resulting from the information disclosed above; risks and effects of legal and administrative proceedings and government regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Important factors that could cause actual results to differ materially from the forward-looking statements Guardian 8 makes in this press release include market conditions and those set forth in reports or documents it files from time to time with the SEC. Guardian 8 undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Image Available: http://www2.marketwire.com/mw/frame_mw?attachid=1850083

Investor Relations:
Justin Beck
DMCC
760-448-4080

Guardian 8 Holdings
11006 Parallel Parkway, Suite 200
Kansas City, KS 66109
913-317-8887 office
913-317-8858 fax